GLOBEtrotter SOFTWARE, INC.

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                           GLOBEtrotter SOFTWARE, INC.

                                Table of Contents

                                                                            Page

Independent Auditors' Report                                                  1

Balance Sheets                                                                2

Statements of Operations                                                      3

Statements of Shareholders' Equity (Deficit)                                  4

Statements of Cash Flows                                                      5

Notes to Financial Statements                                                 6

                          Independent Auditors' Report

The Board of Directors and Shareholders
GLOBEtrotter Software, Inc.:

We have audited the accompanying balance sheets of GLOBEtrotter Software, Inc. (the Company) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GLOBEtrotter Software, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                                   KPMG LLP

July 20, 2000

                           GLOBEtrotter SOFTWARE, INC.

                                 Balance Sheets

                           December 31, 1999 and 1998

                        (In thousands, except share data)

                         Assets                                    1999       1998
                                                                  -------    -------
Current assets:
    Cash and cash equivalents                                     $   394      1,094
    Accounts receivable, net of allowance for doubtful accounts
       of $75 in 1999 and 1998                                      2,853      2,671
    Inventories                                                        87        160
    Due from shareholders                                             555         --
    Prepaid expenses and other current assets                          30         63
                                                                  -------    -------

         Total current assets                                       3,919      3,988

Property and equipment, net                                           176        154
Patents and other intangibles, net of accumulated amortization of $610 and $460 as of December 31, 1999 and 1998,
    respectively                                                      744        894
                                                                  -------    -------
                                                                  $ 4,839      5,036
                                                                  =======    =======

         Liabilities and Shareholders' (Deficit) Equity

Current liabilities:
    Accounts payable                                              $   177        145
    Current portion of long-term debt                                  67         33
    Accrued expenses                                                  482        410
    Incentive bonus plan                                              300        216
    Accrued pension contribution                                      672        596
    Taxes payable                                                       6         18
    Deferred revenue                                                3,723      2,613
                                                                  -------    -------
         Total current liabilities                                  5,427      4,031

Long-term debt                                                        200        255
                                                                  -------    -------
         Total liabilities                                          5,627      4,286
                                                                  -------    -------

Commitments and contingencies (Notes 5 and 6)

Shareholders' (deficit) equity:
    Common stock; no par value; 10,000,000 shares authorized;
       8,000,000 shares issued and outstanding as of
       December 31, 1999 and 1998                                     208        208
    Retained earnings (deficit)                                      (996)       542
                                                                  -------    -------
         Total shareholders' (deficit) equity                        (788)       750
                                                                  -------    -------
                                                                  $ 4,839      5,036
                                                                  =======    =======

See accompanying notes to financial statements.

                           GLOBEtrotter SOFTWARE, INC.

                            Statements of Operations

                     Years ended December 31, 1999 and 1998

                                 (In thousands)

                                                           1999            1998
                                                         -------         -------

Net revenues                                             $14,686          12,012
                                                         -------         -------

Costs and expenses:
    Cost of revenues                                         338             354
    Research and development                               1,213           1,494
    Selling and marketing                                  3,968           3,667
    General and administrative                             3,830           2,816
                                                         -------         -------
         Total costs and expenses                          9,349           8,331
                                                         -------         -------

         Operating income                                  5,337           3,681

Interest and other income, net                                68              77
                                                         -------         -------
         Income before tax expense                         5,405           3,758

Tax expense                                                  148              91
                                                         -------         -------
         Net income                                      $ 5,257           3,667
                                                         =======         =======

See accompanying notes to financial statements.

                           GLOBEtrotter SOFTWARE, INC.

                  Statements of Shareholders' (Deficit) Equity

                     Years ended December 31, 1999 and 1998

                       (In thousands, except share data)

                                        Common stock            Retained      Shareholders'
                                  ------------------------      earnings       (deficit)
                                    Shares         Amount       (deficit)        equity
                                  ---------      ---------      ---------     ------------
Balances, January 1, 1998         8,000,000      $     208          1,475           1,683

Distribution to shareholders             --             --         (4,600)         (4,600)

Net income                               --             --          3,667           3,667
                                  ---------      ---------      ---------       ---------

Balances, December 31, 1998       8,000,000            208            542             750

Distribution to shareholders             --             --         (6,795)         (6,795)

Net income                               --             --          5,257           5,257
                                  ---------      ---------      ---------       ---------

Balances, December 31, 1999       8,000,000      $     208           (996)           (788)
                                  =========      =========      =========       =========

See accompanying notes to financial statements.

                           GLOBEtrotter SOFTWARE, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1999 and 1998

                                 (In thousands)

                                                                  1999          1998
                                                                -------       -------
Cash flows from operating activities:
    Net income                                                  $ 5,257         3,667
     Adjustments to reconcile net income to
       net cash provided by operating activities:
         Depreciation and amortization                              235           266
         Changes in operating assets and liabilities:
            Accounts receivable, inventories, and
              other current assets                                  (76)         (780)
            Accounts payable, accrued expenses,
              deferred revenue, and taxes payable                 1,363         1,432
                                                                -------       -------
                 Net cash provided by operating activities        6,779         4,585
                                                                -------       -------

Cash flows used in investing activities - acquisition
    of property and equipment                                      (109)          (64)
                                                                -------       -------

Cash flows from financing activities:
    Payments on debt                                                (20)          (33)
    Loan to shareholders                                           (555)           --
    Cash distributions to shareholders                           (6,795)       (4,600)
                                                                -------       -------
                 Net cash used by financing activities           (7,370)       (4,633)
                                                                -------       -------

Net decrease in cash and cash equivalents                          (700)         (112)

Cash and cash equivalents at beginning of year                    1,094         1,206
                                                                -------       -------

Cash and cash equivalents at end of year                        $   394         1,094
                                                                =======       =======

Supplemental disclosure of cash flow information:
    Cash paid during the year for income taxes                  $    98           104
                                                                =======       =======

See accompanying notes to financial statements.

                           GLOBEtrotter Software, Inc.

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(1)   The Company

      GLOBEtrotter Software, Inc. (the Company) was incorporated on August 5, 1982, in the state of California and is headquartered in San Jose, California. The Company is a supplier of business-to-business electronic licensing and license management technology to software vendors and corporate customers worldwide. The Company's products span the areas of electronic software distribution, electronic licensing, license management, software asset management, and distribution of electronic licenses through distribution channels.

(2)   Significant Accounting Policies

      (a)   Revenue Recognition

            The Company generates revenue from the licensing of its software and performance of services related to the support of this software. The Company follows the provisions of Statements of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions.

            License revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collection is probable, and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, or multiple products and where vendor-specific objective evidence of fair value (VSOE) exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "residual method" prescribed by SOP 98-9. For arrangements containing multiple elements where VSOE does not exist, all revenue is deferred until such time that VSOE is evidenced or all elements of the arrangement have been delivered, or if the only undelivered element is maintenance, revenue is recognized pro rata over the contract period.

            Service revenues include consulting fees for training, support, and other services and are recognized as revenue as the services are performed. Maintenance and support revenues are deferred and recognized ratably over the contract period.

      (b)   Cost of Revenues

            Cost of revenues is comprised of the costs to purchase the hardware products resold by the Company.

      (c)   Cash and Cash Equivalents

            The Company considers investments purchased with a maturity period of three months or less at the date of purchase to be cash equivalents.

      (d)   Inventories

            Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.


                                       6                             (Continued)

                           GLOBEtrotter SOFTWARE, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998

      (e)   Property and Equipment

            Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years. Significant leasehold improvements are capitalized; maintenance and repairs are expensed as incurred.

      (f)   Patents

            Patent costs are included in patents and other intangibles and, upon the granting of the related patent, are amortized using the straight-line method over the shorter of the estimated useful life of the patent or 10 years.

      (g)   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
            Of

            The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      (h)   Product Development Costs

            Costs incurred in the development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, and prior to general release of the software, any additional development costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. To date, the period between achieving technological feasibility and the general release of the software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

      (i)   Income Taxes

            The Company is an S Corporation under the applicable provisions of federal and state income tax statutes. As an S Corporation, all income, deductions, and credits pass through to the Company's shareholders with the exception of state franchise taxes.


                                       7                             (Continued)

                           GLOBEtrotter SOFTWARE, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998

      (j)   Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

      (k)   Concentration of Credit Risk and Major Customer

            Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. By policy, the Company places cash and other liquid investments with high quality financial institutions. For the years ended December 31, 1999 and 1998, sales to one customer accounted for approximately 18% and 17% of revenues, respectively, and one customer accounted for 20% of accounts receivable as of December 31, 1999 and 1998. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable. When required, the Company maintains allowances for credit losses. To date, such losses have not been material.

      (l)   Advertising Expense

            The cost of advertising is expensed as incurred. Such costs are included in selling and marketing expense and totaled $697,415 and $792,549 for the years ended December 31, 1999 and 1998, respectively.

      (m)   Accounting for Stock-Based Compensation

            The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using the fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure-only requirements of SFAS No. 123.

      (n)   Recent Accounting Pronouncements

            In March 1998, the American Institute of Certified Public Accountants (AICPA) issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company adopted SOP 98-1 on January 1, 1999, with no material effect.


                                       8                             (Continued)

                          GLOBEtrotter SOFTWARE, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

      In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. SAB No. 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. In June 2000, the SEC issued SAB No. 101B, Amendment; Revenue Recognition in Financial Statements. SAB No. 101B delays the implementation date of SAB No. 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. The Company will adopt SAB No. 101 as required in the fourth quarter of 2000, and is evaluating the effect, if any, that such adoption might have on its financial statements.

      In March 2000, the FASB issued Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25. FIN No. 44 clarifies (a) the definition of an employee for purposes of applying APB No. 25; (b) the criteria for determining whether a plan qualifies as a noncompensatory plan; (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. The Company is currently evaluating FIN No. 44, but believes that it will not affect its current accounting for stock-based compensation amounts.

      In June 2000, the Financial Accounting Standards Board (FASB) issued SFAS No. 138, Accounting for Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133. SFAS No. 133, as amended by SFAS No. 138, establishes accounting and reporting standards for derivative instruments and hedging activities and requires the Company to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value. Gains and losses resulting from changes in fair value would be accounted for based on the intended use of the derivative and whether it is designated and qualifies for hedge accounting. The Company will adopt SFAS No. 138 concurrently with SFAS No. 133 for its first quarter of fiscal 2001. The Company expects adoption of SFAS Nos. 133 and 138 will not have a material effect on financial position or results from operations.

(2) Property and Equipment

      Property and equipment as of December 31, 1999 and 1998, consisted of the following (in thousands):

                                                                1999        1998
                                                                ----        ----
Machinery and equipment                                         $407         383
Leasehold improvements                                            10           9
Furniture and fixtures                                           170          98
Software                                                          49          39
                                                                ----         ---
                                                                 636         529
Less accumulated depreciation and amortization                   460         375
                                                                ----         ---
                                                                $176         154
                                                                ====         ===


                                       9                             (Continued)

                          GLOBEtrotter SOFTWARE, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

(3) Long-Term Debt

      Long-term debt as of December 31, 1999 and 1998, consisted of the following (in thousands):

                                                                 1999       1998
                                                                 ----       ----
Note payable to an unrelated corporation; secured
  by patent; annual payments of $33 through
  2001; annual payments of $10 from 2002 through
  2011; due September 2011                                       $267        288

Less current portion                                               67         33
                                                                 ----        ---
                                                                 $200        255
                                                                 ====        ===

      Long-term debt maturities subsequent to 1999 are approximately as follows:
      2000, $67,000; 2001, $33,000; 2002, $10,000; 2003, $10,000; 2004, $10,000;
      and thereafter, $137,000.

(4) Shareholders' (Deficit) Equity

      (a)   Common Stock

            The Company's Certificate of Incorporation provides for the issuance of up to 10,000,000 shares of no par value common stock.

      (b)   Stock Option Plan

            In December 1999, the Company adopted the 1999 Stock Option Plan (the Plan) to grant selected officers, employees, directors, and consultants of the Company an opportunity to acquire the Company's common stock. The Plan is administered by the Board of Directors which sets the terms and conditions of the options. The options generally become exercisable in increments over a four-year vesting period and expire at the end of 10 years from date of grant or sooner if terminated by the Board of Directors. The Board of Directors reserved 1,200,000 shares of common stock for issuance under the Plan. As of December 31, 1999, no options were issued or outstanding under the Plan.

(5) Commitments

      (a)   Leases

            The Company leases its office facility and certain equipment pursuant to noncancelable operating lease agreements. The office facility lease is with a trust whose trustees are also the principal shareholders of the Company.


                                       10                            (Continued)

                          GLOBEtrotter SOFTWARE, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

            Future minimum lease payments pursuant to these leases as of December 31, 1999, were as follows (in thousands):

Year ended
December 31,
------------
   2000                                                                     $325
   2001                                                                      325
   2002                                                                      320
   2003                                                                      105
                                                                          ------
                                                                          $1,075
                                                                          ======

            Rent expense was $289,000 and $216,000 for the years ended December 31, 1999 and 1998, respectively, of which $258,000 and $150,000 were paid to a related party as of December 31, 1999 and 1998, respectively.

      (b)   Employee Benefit Plan

            In 1998, the Company adopted a Money Purchase Pension Plan for all employees meeting certain eligibility requirements. Contributions to the Money Purchase Pension Plan are 15% of the annual compensation of the plan participants. The participants of this plan receive benefits upon retirement, in the event of disability or death, or as otherwise approved by this plan's trustees. The Company adopted a 401(k) plan at the discretion of the Board of Directors. Participants are immediately vested in the Company's contributions. Total contribution expenses for the years ended December 31, 1999 and 1998 were $647,000 and $581,000, respectively.

(6) Contingencies

      In November 1997, the Company filed a patent infringement lawsuit in the Federal District Court alleging infringement of one of its patents and unfair competition and trade practices. In December 1997, the Company added Wind River Systems, a customer of Elan, to the patent infringement suit. In March 1998, Rainbow Technologies North America, Inc. entered into an agreement to purchase certain assets of Elan and entered into litigation cooperation agreement with Elan regarding pending GLOBEtrotter Software, Inc. litigation.

      Wind River Systems subsequently settled the litigation with the Company in October 1998. Under the settlement, the Company granted Wind River Systems a license to GLOBEtrotter Software, Inc.'s patents, including the Network Licensing Patent, and Wind River Systems agreed not to use the Elan License Manager in new versions of all Wind River Systems products. All other settlement terms are protected and cannot be disclosed as mutually agreed by the parties. Wind River Systems has since entered into a license agreement with the Company to use FLEXlm.


                                       11                            (Continued)

                          GLOBEtrotter SOFTWARE, INC.

                         Notes to Financial Statements

                           December 31, 1999 and 1998

     Rainbow Technologies North America, Inc. and Elan founder Ken Greer filed separate counterclaims against the Company and Matthew Christiano, a principal shareholder of the Company, alleging antitrust violations, unfair competition, tortuous interference of business relations, and trade libel. Rainbow Technologies North America, Inc. is seeking compensatory and punitive damages plus injunctive relief and disgorgement of profits. Ken Greer is seeking compensatory and punitive damages plus injunctive relief and disgorgement of profits.

     The patent infringement case has been bifurcated from the counterclaims. In October 1999, Judge Fogel granted the motion for partial summary judgment for non-infringement filed by Rainbow Technology North America, Inc. based on his claim construction order. In February 2000, the Company filed an appeal with the Federal Court of Appeals for the Ninth Circuit on the summary judgment of the claims based on erroneous claims construction. A trial date for the patent infringement case is scheduled for April 9, 2001.

     The Company believes that it has meritorious defenses against claims that it has infringed on the patents of others. However, there can be no assurance that the Company will prevail in these particular cases. An adverse outcome in these cases could have a material adverse effect on the Company. As of December 31, 1999 and 1998, no accrual for these contingencies has been recorded.

(7) Subsequent Events

      (a) Effective January 25, 2000, 783,742 options were issued to officers and employees of the Company. The exercise price of the options granted was $3.00 per share with vesting periods up to four years. Total compensation charge of $38,305,470 was recorded for the difference between the exercise price and the market value of the underlying stock at the date of grant. The value attributed to the unvested options was reflected as deferred stock-based compensation within shareholders' deficit.

      (b) Effective April 21, 2000, the Company terminated the Money Purchase Pension Plan.

      (c) In June 2000, the Company signed a letter of intent to sell all of its outstanding shares to Macrovision Corporation for approximately 8,944,550 shares of Macrovision's common stock. Macrovision designs, develops, and markets video copy protection and rights management technologies that provide copy protection for motion pictures and other proprietary content stored on videocassette, DVDs, or other media, or is transmitted by cable, utilities, microwave transmission, or through the Internet. The acquisition closing is subject to the approval of Macrovision's shareholders for increased share authorization and regulatory approvals.


                                       12